EXHIBIT 23.2
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Semotus Solutions, Inc.
Los Gatos, California

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-15399) and the Registration Statements on Form S-3 (File Nos. 333-67490, 333-63938, and 333-57772) of our report dated
June 3, 2002, relating to the consolidated financial statements of Semotus Solutions, Inc. and subsidiaries, which appears in this Annual Report on Form 10-K for the year ended March 31, 2003.


/s/ BDO Seidman, LLP
BDO Seidman, LLP

San Jose, California
June 26, 2003